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                                                                   Exhibit 10.16

                          GSL INDUSTRIAL PARTNERS, L.P.
                           5858 WESTHEIMER, SUITE 800
                              HOUSTON, TEXAS 77057

                                 March 17, 2006

Suntron GCO, LP
2401 West Grandview Road
Phoenix, Arizona 85023
Attn: Hargopal (Paul) Singh

     Re: Earnest Money Contract dated effective as of December 27, 2005 (the "Initial Contract"), by and between GSL INDUSTRIAL PARTNERS, L.P., as buyer ("Buyer"), and SUNTRON GCO, LP, as seller ("Seller"), regarding the sale and purchase of approximately 36 acres of developed land, plus an additional approximately 7.5 acres of undeveloped land, located at 1111 Gillingham Lane, Sugar Land, Fort Bend County, Texas (the "Property")

Dear Mr. Singh:

     Reference is hereby made to the Initial Contract, as amended by that certain letter agreement dated February 2, 2006, executed by Seller and Buyer (the "First Letter Agreement"), and as amended by that certain letter agreement dated March 8, 2006, executed by Seller and Buyer (the "Second Letter Agreement"). All capitalized terms used herein and not otherwise defined shall have the same meanings as set forth in the Initial Contract as modified by the First Letter Agreement and the Second Letter Agreement. On and after the date hereof, all references to the "Contract" shall mean the Initial Contract as modified by the First Letter Agreement and the Second Letter Agreement.

     For purposes of clarification at to the status of the transactions made the subject of the Contract, Seller and Buyer acknowledge and agree that expiration of the Inspection Period shall not occur, and Buyer's right to terminate the Contract by the delivery of the Inspection Notice shall not expire, until March 21, 2006. In this regard, Seller and Buyer acknowledge that (a) the Property has been platted in accordance with the terms of the Contract, (b) the issuance by Carlisle SynTec Systems, Division of Carlisle Corporation of the confirmation of the transferability of the roof warranties is imminent, (c) subject to Buyer's reinspection of the roof on March 17, 2006, and the receipt, review and approval of such reinspection report by Buyer on March 20, 2006, Buyer shall have fully satisfied itself as to the physical condition of the Property, (d) Seller and Buyer shall execute and deliver in escrow with the Title Company all documents and instruments required to effect the Closing by March 22, 2006, and (e) Buyer shall deliver the Initial Payment to the Title Company, and the Closing shall occur, at such time as US Bank has delivered a written notice to the Title Company stating that US Bank is prepared to close and fund the proceeds of Suntron's Refinancing subject only to the receipt of the funds payable to Seller at the Closing. For the avoidance of doubt, in accordance with the terms of the

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Suntron GCO, LP
Page 2 of 2


Second Letter Agreement, the Closing of the Contract shall occur simultaneous with or after the actual closing and funding of Suntron's Refinancing.

     If this letter accurately reflects the Seller's understanding of the status of the transactions made the subject of the Contract, please sign a copy of this letter in the space provided below. Telecopy delivery of this letter signed by each party to the other shall be binding and effective the same as if an original signed copy has been delivered by each party to the other. This letter may be executed in multiple counterparts, each of which shall be considered an original, and all of which together shall constitute one and the same document.

     If you have any questions or comments with respect to any of the foregoing, please do not hesitate to contact me.

                                        Sincerely yours,

                                        BUYER:

                                        GSL INDUSTRIAL PARTNERS, L.P.,
                                        a Texas limited partnership

                                        By: GSL Partners GP, LLC, a Texas
                                            limited liability company,
                                            its general partner


                                        By: /s/ WELCOME W. WILSON, SR.
                                            ------------------------------------
                                            Welcome W. Wilson, Sr.,
                                            Chairman and Chief
                                            Executive Officer


AGREED TO AND ACCEPTED
this         day of March, 2006:
     -------

SELLER:

SUNTRON GCO, LP,
a Texas limited partnership

By: Rodnic LLC, a Texas limited
    liability company, its general
    partner


By: /s/ JAMES A. DORAN
    ---------------------------------
    James A. Doran,
    Chief Financial Officer